[Letterhead of Morris, Nichols, Arsht & Tunnell]









                                February 28, 2000




Kramer Levin Naftalis & Frankel LLP
919 Third Avenue
New York, NY  10022

                     Re:       The Victory Portfolios

Ladies and Gentlemen:

           We have acted as special Delaware counsel to The Victory Portfolios, a Delaware business trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Shares therein. Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated December 6, 1995, as amended through the date hereof (as so amended, the "Governing Instrument").

           In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on December 21, 1995 (the "Certificate"); the Governing Instrument; the Bylaws of the Trust; certain resolutions of the Trustees of the Trust including resolutions dated December 6, 1995 relating to the organization of the Trust, resolutions dated February 19, 1997, October 22, 1997, December 3, 1997, October 8, 1998, October 9, 1998, February 23, 1999,
August 17, 1999 and December 1, 1999 relating to the establishment of certain of the Funds or Classes thereof (or both) (each such term used as defined below) and resolutions dated December 3, 1997, May 29, 1998 and December 11, 1998 relating to the change of name of certain of the Funds (such resolutions, together with the Governing Instrument and Bylaws of the Trust are referred to as the "Governing Documents"); Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of The Victory Portfolios, a Massachusetts business trust and the predecessor to the Trust (the "Predecessor Trust") by which the Trust adopted such Registration Statement and the Predecessor Trust's Notification of Registration and Registration Statement under the Investment Company Act of 1940, as filed with the Securities and Exchange Commission on December 28, 1995; a Certificate of Assistant Secretary of the Trust dated on or about the date hereof certifying

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as to  the  Governing  Instrument  and  the  due  adoption  of  the  resolutions referenced above; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due authorization, execution and delivery, as applicable, by or on behalf of each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents, and of all documents contemplated by the Governing Instrument and applicable resolutions of the Trustees to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Instrument and compliance with all other terms, conditions and restrictions set forth in the
Governing  Instrument  and  all  applicable   resolutions  of  the  Trustees  in
connection with the issuance of Shares; (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares;
(iv) that no event has occurred that would cause a termination or dissolution of the Trust under Sections 11.04 or 11.05 of the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq.; and (vi) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

           Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

           1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware. Each of the following funds of the Trust (each a "Fund" and collectively, the "Funds") and each class of each Fund referenced herein (each a "Class") is a validly existing Series or Class thereof, as applicable, of the Trust: the Balanced Fund (Class A, Class B and Class G), Convertible Securities Fund (Class A and Class G), Diversified Stock Fund (Class A, Class B and Class G), Established Value Fund (Class A and Class G), Federal Money Market Fund (Investor and Select), Financial Reserves Fund (Class A), Fund for Income (Class A and Class G), Government Mortgage Fund (Class A), Gradison Government Reserves Fund (Class G), Growth Fund (Class A and Class G), Institutional Money Market Fund (Investor and Select), Intermediate Income Fund (Class A and Class G), International Growth Fund (Class A, Class B and Class G), Investment Quality Bond Fund (Class A and Class G), Lakefront Fund (Class A), LifeChoice Conservative Investor Fund (Class


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A), LifeChoice Moderate Investor Fund (Class A), LifeChoice Growth Investor Fund
(Class A), Limited Term Income Fund (Class A), National Municipal Bond Fund (Class A, Class B and Class G), New York Tax-Free Fund (Class A, Class B and Class G), Ohio Municipal Bond Fund (Class A and Class G), Ohio Municipal Money Market Fund (Class A), Ohio Regional Stock Fund (Class A and Class B), Prime Obligations Fund (Class A), Real Estate Investment Fund (Class A and Class G), Small Company Opportunity Fund (Class A and Class G), Special Value Fund (Class A, Class B and Class G), Stock Index Fund (Class A and Class G), Tax-Free Money Market Fund (Class A), U.S. Government Obligations Money Market Fund (Investor and Select) and Value Fund (Class A and Class G).

           2. Shares of each Class of each Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and all applicable resolutions of the Trustees, will be validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

           We understand that you wish to rely on this opinion in connection with the delivery of your opinion to the Trust dated on or about the date hereof and we hereby consent to such reliance. Except as provided in the immediately preceding sentence, this opinion may not be relied on by any person or for any purpose without our prior written consent. We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as a post effective amendment to the Trust's Registration Statement on Form N-1A. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exists on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                           Sincerely,

                                           MORRIS, NICHOLS, ARSHT & TUNNELL

                                           /s/ MORRIS, NICHOLS, ARSHT & TUNNELL